EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 4, 2000, included in Basin Exploration, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Form 8-K.

                                                       /s/  Arthur Andersen LLP

Denver, Colorado
February 6, 2001






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